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                                                                    Exhibit 23.3

                         Consent of Charles W. Sprague

December 31, 1997

Fiserv, Inc.
255 Fiserv Drive
Brookfield, Wisconsin  53045

     Re:  Fiserv, Inc. Post-Effective Amendment No. 1 to Form S-4 on Form S-3
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Dear Sirs:

     I hereby consent to the use of my opinion letter dated November 18, 1997, as an exhibit to the Post-Effective Amendment No. 1 to Form S-4 on Form S-3 and to the reference to me under "Legal Matters" in the Prospectus comprising a part of the Post-Effective Amendment. By giving the foregoing consent, I do not admit that I come within the category of persons whose consent is required under
Section 7 of the Act.

Very truly yours,


Charles W. Sprague
Executive Vice President,
General Counsel and Secretary